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                                                                   EXHIBIT 23.3

                    [LETTERHEAD OF QUISENBERRY & BARBANEL]

Ceradyne, Inc.
3169 Red Hill Avenue
Costa Mesa, California 92626

  RE: Registration Statement on Form S-1--Registration No. 33-62345

Ladies and Gentlemen:

  We consent to the use of our name under the caption "Experts" in the Prospectus which is a part of the Registration Statement on Form S-1, Registration No. 33-62345, filed by Ceradyne, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of 1,380,000 shares of Common Stock, $.01 par value per share, of the Company.

                                          Very truly yours,

                                          Quisenberry & Barbanel